[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact: Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. DECLARES THIRTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. (March 17, 2006) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular quarterly dividend to common shareholders of $0.13 per share, payable on May 8, 2006 to shareholders of record on April 14, 2006.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 536 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 133 company-operated and 24 franchised Logan’s Roadhouse restaurants in 20 states.

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